UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2010

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01.	Entry into a Material Definitive Agreement.

On September 22, 2010, Dolby Europe Licensing Limited (the “Tenant”), an indirectly wholly owned subsidiary of Dolby Laboratories, Inc., a Delaware corporation (the “Company”), entered into a lease agreement (the “New Lease”) with Dolby Laboratories Licensing Corporation (“DLLC”), an indirectly wholly owned subsidiary of the Company, and Dolby Wootton Bassett, LLC (“DWB”, and collectively with DLLC, the “Landlord”) for the premises located at Interface Business Park, Bincknoll Lane, Wootton Bassett, Wiltshire, United Kingdom (the “Property”). Dolby Laboratories, Inc., a California corporation and a directly wholly owned subsidiary of the Company (“DLI-CA”), previously leased the Property from DLLC and DWB (the “Old Lease”). The Old Lease was terminated upon entry into the New Lease. There were no penalties incurred in connection with the termination of the Old Lease.

The Property consists of approximately 31,076 square feet of usable building space located on approximately three acres of land. The term of the New Lease is five years commencing retroactively to April 1, 2010. The Tenant will pay approximately three hundred and seventy-three thousand Great British Pounds (£373,000) per year in base rent commencing April 1, 2012, in addition to certain operating expenses and taxes, for the duration of the lease term.

In addition, the Landlord has agreed to allow the Tenant to make improvements to the Property. The Landlord has agreed to pay approximately two hundred fifteen thousand Great British Pounds (£215,000) of the Tenant’s expected approximately five hundred thousand Great British Pounds (£500,000) costs for the Property improvements. Under the terms of the New Lease and the agreement to make improvements, the Tenant generally is responsible for the condition of the Property and the Tenant has agreed to indemnify Landlord from and against certain liabilities arising from the Tenant’s conduct related to the Property.

A real estate entity, Dolby Properties, LP, owns the Property. DLLC owns a 10% interest in, and is the general partner of, Dolby Properties, LP. DWB owns a 90% interest in, and is a limited partner of, Dolby Properties, LP. The Company does not have any ownership interest in DWB, but Ray Dolby and Dagmar Dolby as Trustees of the Dolby Family Trust dated May 7, 1999 are collectively the sole member of DWB and Ray Dolby and Dagmar Dolby are managers of DWB. Ray Dolby is the Company’s founder and a member of the Company’s Board of Directors.

When the Company negotiates a lease agreement with Ray Dolby or any real estate entities related to him, the Company engages real estate brokers to provide fair market rent and lease terms based on a summary of comparable properties located in the area of the subject property. The brokers are instructed that the transaction is intended to be completed on an “arm’s-length” basis. The Company believes that the New Lease for the Property was entered into on a reasonable fair market basis.

The Company or its subsidiaries have historically leased property from Ray Dolby (or entities affiliated with Ray Dolby) and expects to continue to do so in the future. As disclosed previously in the Company’s Proxy Statements, Ray Dolby’s at-will and employee proprietary rights agreement with the Company explicitly excludes from the conflict of interest provisions of the Company’s Code of Business Conduct and Ethics any pre-existing lease arrangements between the Company and Ray Dolby, as well as any modifications or renewals thereof. In addition, such arrangements are deemed to be pre-approved or ratified (as applicable) under the terms of the Company’s Related Person Transactions Policy.

ITEM 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Mark S. Anderson
Mark S. Anderson Executive Vice President, General Counsel and Secretary

Date: September 27, 2010

4